 United Realty Trust Incorporated 10-K

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-11 No. 333-178651) of United Realty Trust Incorporated, and in the related Prospectus, of our report dated March 31, 2014, with respect to the consolidated financial statements and schedules of United Realty Trust Incorporated included in this Annual Report (Form 10-K) of United Realty Trust Incorporated for the year ended December 31, 2013.

/s/ Ernst & Young LLP

New York, New York

March 31, 2014